Exhibit 99

                 The Black & Decker Corporation and Subsidiaries
                      Unaudited Consolidated Balance Sheet
                                 October 1, 1995
                  (Millions of Dollars Except Per Share Amount)
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Assets
Cash and cash equivalents                                                                $  110.4
Trade receivables                                                                           683.9
Inventories                                                                                 914.2
Net assets of discontinued operations                                                       282.1
Other current assets                                                                        123.9
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   Total Current Assets                                                                   2,114.5
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Property, Plant and Equipment                                                               821.8
Goodwill                                                                                  2,174.1
Other Assets                                                                                418.6
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                                                                                         $5,529.0
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Liabilities and Stockholders' Equity
Short-term borrowings                                                                    $  497.5
Current maturities of long-term debt                                                        280.9
Trade accounts payable                                                                      379.5
Other accrued liabilities                                                                   741.2
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   Total Current Liabilities                                                              1,899.1
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Long-Term Debt                                                                            1,677.3
Deferred Income Taxes                                                                        48.8
Postretirement Benefits                                                                     310.7
Other Long-Term Liabilities                                                                 301.5
Stockholders' Equity
Convertible preferred stock, no par value
    (outstanding:  150,000 shares)                                                          150.0
Common stock, par value $.50 per share
    (outstanding: 86,009,753 shares)                                                         43.0
Capital in excess of par value                                                            1,075.8
Retained earnings                                                                            94.1
Equity adjustment from translation                                                          (71.3)
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    Total Stockholders' Equity                                                            1,291.6
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                                                                                         $5,529.0
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Note:    The  above  Unaudited  Consolidated  Balance  Sheet  is  presented  for informational purposes and has been reclassified to identify separately the net assets of the Corporation's discontinued information technology and services segment.  Footnote  disclosures,  required under generally accepted accounting principles, have been omitted.

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